U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2011 (December 1, 2011).

American Capital Agency Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34057	26-1701984
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 968-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2011, American Capital Agency Corp. (the "Company") and American Capital AGNC Management, LLC (the "Manager") entered into separate Sales Agreements (collectively, the "Sales Agreements") with each of Cantor Fitzgerald & Co. ("Cantor") and Mitsubishi UFJ Securities (USA), Inc. ("Mitsubishi" and, together with Cantor, the "Agents"). Under the terms of the Sales Agreements, the Company may sell up to an aggregate of 26,162,000 shares (the "Shares") of its common stock, par value $0.01 per share ("Common Stock"), from time to time to or through either of the Agents, acting as agent and/or principal.

Sales of the Shares, if any, may be made in any method permitted by law deemed to be an "at the market" offering as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the NASDAQ Global Select Market, on any other existing trading market for the Shares or to or through a market maker. Under the Sales Agreements, either Agent (at the Company's election) will use commercially reasonable efforts consistent with its normal sales and trading practices to sell the Shares as directed by the Company. The compensation payable to each Agent for sales of Shares pursuant to its Sales Agreement will be up to 2% of the gross sales price for any Shares sold through it as sales agent under the applicable Sales Agreement.

The Shares will be issued pursuant to the Company's automatic shelf registration statement on Form S-3 (No. 333-170374) (the "Registration Statement"), including the prospectus, dated November 4, 2010, and the prospectus supplement, dated December 1, 2011, as the same may be amended or supplemented.

The Company has agreed to indemnify the Agents against certain specified types of liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the Agents may be required to make in respect of these liabilities. The Agents or their respective affiliates have engaged and may in the future engage in various financing, commercial banking and investment banking services with, and have provided and may in the future provide financial advisory services to, the Company and its affiliates for which they have received or may receive customary fees and expenses.

Item 1.02 Termination of a Material Definitive Agreement.

On December 1, 2011, the Company delivered a notice to Cantor regarding termination of the Sales Agreement, dated November 8, 2010, by and among the Company and the Manager, on the one hand, and Cantor, on the other hand, relating to the sale by the Company of up to 15,000,000 shares of Common Stock from time to time to or through Cantor, acting as agent and/or principal. All such shares were sold thereunder, except for 1,162,000 shares of Common Stock that are subject to the Sales Agreements described above.

Item 8.01 Other Events.

On December 1, 2011, Skadden, Arps, Slate, Meagher & Flom LLP delivered an opinion (the "Opinion") to the Company in connection with the Company's sale from time to time to or through the Agents of up to an aggregate of 26,162,000 shares of Common Stock pursuant to the Sales Agreements. The Opinion is being filed herewith, and thereby automatically incorporated by reference into the Registration Statement, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated December 1, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL AGENCY CORP.

Dated: December 1, 2011	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President and Secretary